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                                                                    EXHIBIT 2.3

                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT


         THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this
"Amendment") is made and entered into as of the 21st day of September, 1995 by and among GLENTEL INC., a corporation continued under the laws of Canada and formerly named "Glenayre Electronics Ltd." ("Glentel"), GLENAYRE TECHNOLOGIES, INC., a Delaware corporation formerly named "N-W Group, Inc." ("GTI"), GLENAYRE ELECTRONICS, INC., a Colorado corporation formerly named "Nu-West, Inc." ("GEI"), GLENAYRE MANUFACTURING LTD., a corporation continued under the laws of Canada and formerly named "N-W Group Canada Inc." ("GM") and GLENAYRE R&D, INC., a corporation continued under the laws of Canada ("R&D") (GTI, GEI, GM and R&D are collectively referred to herein as "Glenayre").

                              Statement of Purpose

         Glentel and Glenayre entered into a Purchase and Sale Agreement dated as of July 16, 1992, as amended by Amendment to Purchase and Sale Agreement dated as of November 10, 1992 (the Purchase and Sale Agreement, as so amended, is referred to herein as the "Purchase Agreement"). Article 8 of the Purchase Agreement provides certain indemnification obligations of Glentel to Glenayre. The parties believe that it is desirable and in their mutual best interests to amend, as hereinafter set forth, certain provisions of Section 8.3 of the Purchase Agreement pertaining to specified litigation matters.

         NOW, THEREFORE, in consideration of the foregoing Statement of Purpose and the mutual covenants and agreements contained herein, the parties do hereby agree as follows:

         Section 1.  Indemnification for Certain IP Actions.

         (a) On or Before November 10, 1995. The provisions of this Section 1 shall apply only to the indemnification obligations of Glentel after November 10, 1995 with respect to Special IP Actions. Nothing in this Section 1 shall in any way modify, limit or restrict the indemnification obligations of Glentel with respect to Special IP Actions on or before November 10, 1995, such indemnification obligations to continue in all respects to be subject to the provisions of Section 8.3 of the Purchase Agreement without regard to this
Section 1.

         (b) After November 10, 1995. With respect to the Special IP Actions, Glentel shall be liable for, shall pay or cause to be paid, and shall indemnify and hold Glenayre and the Acquired Companies and in each case their respective shareholders, directors, officers, employees, agents and Affiliates, harmless from and against 50% of any and all Losses in any way relating to or arising out of the Special IP Actions realized after November 10, 1995 and on or before November 10, 1998; provided, however, that in no event shall Glentel's portion of such Losses exceed CDN $3,000,000.



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         (c) Other Provisions. The provisions of Section 8.3(a), (c), (e) and
(f) of the Purchase Agreement shall be applicable to all indemnification obligations of Glentel arising under this Section 1. The obligations of Glentel to provide letters of credit as security for its obligations under Article 8 of the Purchase Agreement shall continue in effect without regard to this Amendment and this Amendment shall not itself effect any extension of the periods during which Glentel is required to provide the Letter of Credit under the Letter of Credit Agreement dated as of November 10, 1992 between Glentel and GTI.

         (d) Definitions. For purposes of this Section 1, the following terms shall have the following meanings:

         "Special IP Actions" means any of the actions described on Schedule 1 to this Amendment.

         "Loss" shall have the meaning set forth in Schedule 1 to the Purchase Agreement.

         "Affiliates" shall have the meaning set forth in Schedule 1 to the Purchase Agreement.

         "Acquired Companies" shall have the meaning set forth in Schedule 1 to the Purchase Agreement.

         Section 2. Non-Applicability of Certain Limitations. The parties acknowledge and agree that the limitations on indemnifications set forth in
Section 8.5 of the Purchase Agreement do not apply in any manner whatsoever to
(i) any indemnification obligations of Glentel under Section 8.3 of the Purchase Agreement or (ii) any indemnification obligations of Glentel under Section 1 of this Amendment.

         Section 3. Release. Glenayre hereby releases Glentel from any and all liability for indemnification under the Purchase Agreement with respect to the following claim: claim for infringement of U.S. Patent No. 5,239,671 of PageMart, Inc., and any and all civil actions and other proceedings of any type whatsoever concerning such patent, including but not limited to PageMart, Inc.
v. Mobile Media, United States District Court for the Northern District of Texas, Dallas Division, Action No. 3-96CV1048-P.

         Section 4. Certain Nondisclosed IP Actions. The parties confirm that the following claims are IP Actions which were not Disclosed IP Actions: (i) claim for infringement by Sherman Wolf of U.S. Patent No. 5,151,929, and any and all civil actions and other proceedings of any kind whatsoever relating to such patent, (ii) claim for infringement by Polansky Electronics Ltd. of Australian Patent No. 588943 and Russian Patent Application No. 4742501.09, and any and all civil actions and other proceedings of any type whatsoever relating to such patents and (iii) claim for infringement by Theis Research, Inc. of U.S. Patent Nos. 4,270,024, 4,559,416, 4,747,125, 4,800,583 and 4,982,420, and any and all
civil actions and other proceedings of any type whatsoever relating to such patents, including but not limited to Octel Communications Corporation et al. v. Theis Research, Inc. et al., United States District

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Court for the Northern District of California, San Jose Division, Action Nos. C
92 20217 RMW (PVT), C 93 20287 JW (EAI), C 93 20288 RMW (EAI). The parties agree that each such claim is, therefore, subject to the provisions of Section 8.3(d) of the Purchase Agreement. The terms "IP Action" and "Disclosed IP Action" shall have the meanings set forth in the Purchase Agreement.

         Section 5. Effect. Except as amended by this Amendment, the Purchase Agreement shall continue in full force and effect to the extent provided therein.

         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.

                                        GLENTEL INC.

                                        By: /s/ Thomas Skidmore

                                        Name: Thomas Skidmore

                                        Title: Chairman/CEO


                                        GLENAYRE TECHNOLOGIES, INC.

                                        By: /s/ Clarke H. Bailey

                                        Name: Clarke H. Bailey

                                        Title: Vice Chairman


                                        GLENAYRE ELECTRONICS, INC.

                                        By: /s/ Clarke H. Bailey

                                        Name: Clarke H. Bailey

                                        Title: Chairman





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                                         GLENAYRE MANUFACTURING LTD.

                                         By: /s/ Clarke H. Bailey

                                         Name: Clarke H. Bailey

                                         Title: Chairman


                                         GLENAYRE R&D, INC.

                                         By: /s/ Clarke H. Bailey

                                         Name: Clarke H. Bailey

                                         Title: Chairman



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                                   SCHEDULE 1
                                       TO
                 SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

         A.       POLANSKY PATENT CLAIM

         Claim for infringement of the following patents: U.S. Patent No. 4,809,297 and Canadian Patent No. 1,233,059, and any and all civil actions and other proceedings of any type whatsoever relating to those parents, including but not limited to Polansky Electronics Ltd. v. Glenayre Electronics Ltd., Celcom Electronics, Ltd., Glenayre Communications Inc., Clinton Millett, and Cyril Johnson, Queen's Bench of Alberta, Judicial District of Calgary, Action No. 9001-14858, Glenayre Electronics Ltd. v. Polansky Electronics Ltd., Federal Court of Canada, Calgary, Action No. T-618-91, Glenayre Electronics Ltd. v. Polansky Electronics Ltd., United States District Court for the District of Columbia, Civil Action No. 90-1255, and proposed re- examination of U.S. Patent No. 4,809,297 before the United States Patent and Trademark Office.

         B.       Gilbarco Patent Claim

         Claim for infringement of U.S. Patent No. 4,625,081, and any and all civil actions and other proceedings of any kind whatsoever relating to such patent, including but not limited to Gilbarco Inc. v. Octel Communications Corporation, United States District Court for the Northern District of California, San Jose Division, Action No. C-94 20780 JW.

         C.       THEIS PATENT CLAIM

         Claim for infringement of the following patents: U.S. Patent Nos. 4,112,384, 4,150,255, 4,152,547, 4,328,396, 4,338,494, 4,439,635, 4,539,436,
4,692,817, 4,719,647 and 4,856,050, and any and all civil actions and other proceedings of any type whatsoever relating to such patents, including but not limited to Octel Communications Corporation et al. v. Theis Research, Inc., et al., United States District Court for the Northern District of California, San Jose Division, Action Nos. C 92 20217 RMW (PVT), C 93 20287JW (EAI), C 93 20288RMW (EAI).



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